EXHIBIT 99.1
FOR:	EMCOR GROUP, INC.
News Release
CONTACT:	R. Kevin Matz Executive Vice President Shared Services (203) 849-7938

FTI Consulting, Inc. Investors: Blake Mueller (718) 578-3706

EMCOR GROUP, INC. REPORTS SECOND QUARTER 2023 RESULTS

- Record Quarterly Revenues of $3.05 billion, 12.5% Increase Year-over-Year -
- Record Quarterly Diluted EPS of $2.95, 48.2% Increase Year-over-Year -
- Record Remaining Performance Obligations of $8.29 billion, 28.2% Increase Year-over-Year -
- Increases 2023 Diluted EPS Guidance Range to $10.75 - $11.25 from $9.25 - $10.00 -
NORWALK, CONNECTICUT, July 27, 2023 - EMCOR Group, Inc. (NYSE: EME) today reported results for the quarter ended June 30, 2023.
For the second quarter of 2023, net income was $140.6 million, or $2.95 per diluted share, compared to $100.7 million, or $1.99 per diluted share, for the second quarter of 2022. Revenues for the second quarter of 2023 totaled $3.05 billion, an increase of 12.5% from the year ago period.
Operating income for the second quarter of 2023 was $196.7 million, or 6.5% of revenues, compared to $137.6 million, or 5.1% of revenues, for the second quarter of 2022. Operating income included depreciation and amortization expense, inclusive of amortization of identifiable intangible assets, of $29.0 million and $26.0 million for the second quarter of 2023 and 2022, respectively.
Selling, general and administrative expenses for the second quarter of 2023 totaled $293.4 million, or 9.6% of revenues, compared to $245.4 million, or 9.1% of revenues, for the second quarter of 2022.
The Company's income tax rate for the second quarter of 2023 was 27.4% compared to an income tax rate of 26.5% for the second quarter of 2022.
Remaining performance obligations as of June 30, 2023 were $8.29 billion, compared to $6.46 billion as of June 30, 2022. Remaining performance obligations grew approximately $1.83 billion year-over-year.
Tony Guzzi, Chairman, President and Chief Executive Officer of EMCOR, commented, “The Company posted record quarterly revenues, reflecting ongoing strength across nearly all segments and market sectors. Our ability to win and execute on large and sophisticated projects through our diverse capabilities drove revenue growth of 12.5% during the quarter, or 11.0% on an organic basis. Our consolidated operating margin expanded 140 basis points to a record 6.5% despite persistent inflationary and supply chain challenges. We continue to build on our healthy project pipeline as reflected by our record remaining performance obligations of $8.29 billion, which grew 28.2%, year-over-year. The most significant increases in RPOs were within the high-tech manufacturing and network and communications market sectors as we continue to experience strong demand for semiconductor and data center construction projects as well as throughout the EV value chain.”
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EMCOR Reports Second Quarter Results	Page 2

Mr. Guzzi added, “Our U.S. Construction segments delivered another quarter of solid top-line growth, up a combined 15.4% year-over-year, led by our U.S. Electrical Construction segment, which had revenue growth of 20.2% year-over-year and operating margin of 7.5%. Our U.S. Mechanical Construction segment continued to perform exceptionally well with second quarter operating margin of 10.0% and organic revenue growth of 12.9% year-over-year. Our U.S. Building Services segment generated a 12.9% increase in revenues with operating margin increasing to 6.0% due to strong demand for retrofit projects, building automation and controls, and maintenance and service repair work. Our U.S. Industrial Services segment also delivered revenue and operating income growth as we continued to see a steady increase in demand, led by greater new build heat exchanger orders. Finally, operating margin of our U.K. Building Services segment remained steady despite continued revenue headwinds from a challenging market.”

Revenues for the first six months of 2023 totaled $5.94 billion, an increase of 12.0%, compared to $5.30 billion for the first six months of 2022. Net income for the first six months of 2023 was $252.1 million, or $5.28 per diluted share, compared to net income of $174.1 million, or $3.36 per diluted share, for the first six months of 2022.

Operating income for the first six months of 2023 was $351.6 million, or 5.9% of revenues, compared to operating income of $237.6 million, or 4.5% of revenues, for the first six months of 2022. Operating income included depreciation and amortization expense, inclusive of amortization of identifiable intangible assets, of $57.5 million and $53.1 million for the first six months of 2023 and 2022, respectively.

Selling, general and administrative expenses totaled $574.5 million, or 9.7% of revenues, for the first six months of 2023, compared to $498.0 million, or 9.4% of revenues, for the first six months of 2022.

Based on year-to-date performance, current operating conditions, and near-term visibility, EMCOR is increasing its full-year 2023 diluted earnings per share guidance range to $10.75 to $11.25, an increase from the prior guidance range of $9.25 to $10.00. The Company is maintaining its full-year 2023 revenue guidance of $12.0 billion to $12.5 billion.

Mr. Guzzi concluded, “We are executing with discipline and flexibility. Our investments over the past few years continue to position us well as we advance forward through 2023. While supply chain challenges have persisted, we have learned to mitigate these obstacles and operate with greater efficiency, helping us achieve all time quarterly records for revenues, operating income, operating margin, and diluted EPS. We remain committed to our balanced capital allocation strategy of pursuing both organic investments and strategic acquisitions, while returning capital to shareholders through share repurchases and dividends. Our robust balance sheet is a differentiator as we serve sophisticated customers on large, complex, and technologically advanced projects.”

EMCOR Group, Inc. is a Fortune 500 leader in mechanical and electrical construction services, industrial and energy infrastructure and building services. This press release and other press releases may be viewed at the Company’s website at www.emcorgroup.com. EMCOR routinely posts information that may be important to investors in the “Investor Relations” section of our website at www.emcorgroup.com. Investors and potential investors are encouraged to consult the EMCOR website regularly for important information about EMCOR.

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EMCOR Reports Second Quarter Results	Page 3

EMCOR Group's second quarter conference call will be available live via internet broadcast today, Thursday, July 27, at 10:30 AM Eastern Daylight Time. The live call may be accessed through the Company's website at www.emcorgroup.com.

Forward Looking Statements:

This release contains forward-looking statements. Such statements speak only as of July 27, 2023, and EMCOR assumes no obligation to update any such forward-looking statements, unless required by law. These forward-looking statements may include statements regarding anticipated future operating and financial performance, including financial guidance and projections underlying that guidance; the nature and impact of our remaining performance obligations; our ability to pursue acquisitions; our ability to return capital to shareholders; market opportunities; market growth prospects; customer trends; project mix; and projects with varying profit margins and contractual terms. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated (whether expressly or implied) by the forward-looking statements. Accordingly, these statements do not guarantee future performance or events. Applicable risks and uncertainties include, but are not limited to, adverse effects of general economic conditions; changes in interest rates; domestic and international political developments; changes in the specific markets for EMCOR’s services; adverse business conditions, including labor market tightness, productivity challenges, the nature and extent of supply chain disruptions impacting availability and pricing of materials, and inflationary trends more generally, including fluctuations in energy costs; the impact of legislation and/or government regulations; the availability of adequate levels of surety bonding; increased competition; and unfavorable developments in the mix of our business. Certain of the risk factors associated with EMCOR’s business are also discussed in Part I, Item 1A “Risk Factors,” of the Company’s 2022 Form 10-K, and in other reports filed from time to time with the Securities and Exchange Commission and available at www.sec.gov and www.emcorgroup.com. Such risk factors should be taken into account in evaluating any forward-looking statements.

Non-GAAP Measures:

This release may include certain financial measures that were not prepared in accordance with U.S. generally accepted accounting principles (GAAP). Reconciliations of those non-GAAP financial measures to the most directly comparable GAAP financial measures are included in this release. The Company uses these non-GAAP measures as key performance indicators for the purpose of evaluating performance internally. We also believe that these non-GAAP measures provide investors with useful information with respect to our ongoing operations. Any non-GAAP financial measures presented are not, and should not be viewed as, substitutes for financial measures required by GAAP, have no standardized meaning prescribed by GAAP, and may not be comparable to the calculation of similar measures of other companies.

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EMCOR GROUP, INC.
FINANCIAL HIGHLIGHTS

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share information)
(Unaudited)

	For the quarters ended June 30,		For the six months ended June 30,
	2023	2022	2023	2022
Revenues	$3,045,622	$2,707,388	$5,936,054	$5,299,937
Cost of sales	2,555,562	2,324,380	5,009,932	4,564,374
Gross profit	490,060	383,008	926,122	735,563
Selling, general and administrative expenses	293,393	245,364	574,545	497,962
Operating income	196,667	137,644	351,577	237,601
Net periodic pension (cost) income	(282)	1,094	(556)	2,263
Interest expense, net	(2,692)	(1,751)	(4,524)	(3,040)
Income before income taxes	193,693	136,987	346,497	236,824
Income tax provision	53,098	36,323	94,429	62,774
Net income	$140,595	$100,664	$252,068	$174,050

Basic earnings per common share	$2.97	$1.99	$5.30	$3.37

Diluted earnings per common share	$2.95	$1.99	$5.28	$3.36

Weighted average shares of common stock outstanding:
Basic	47,393,493	50,507,024	47,584,656	51,610,014
Diluted	47,588,669	50,711,770	47,767,242	51,814,164

Dividends declared per common share	$0.18	$0.13	$0.33	$0.26

EMCOR GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	(Unaudited) June 30, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$503,052	$456,439
Accounts receivable, net	2,852,103	2,567,371
Contract assets	289,368	273,176
Inventories	106,080	85,641
Prepaid expenses and other	59,018	79,346
Total current assets	3,809,621	3,461,973
Property, plant and equipment, net	162,594	157,819
Operating lease right-of-use assets	299,672	268,063
Goodwill	927,485	919,151
Identifiable intangible assets, net	574,475	593,975
Other assets	133,822	123,626
Total assets	$5,907,669	$5,524,607
LIABILITIES AND EQUITY
Current liabilities:
Current maturities of long-term debt and finance lease liabilities	$15,399	$15,567
Accounts payable	790,158	849,284
Contract liabilities	1,357,740	1,098,263
Accrued payroll and benefits	444,143	465,000
Other accrued expenses and liabilities	270,837	258,190
Operating lease liabilities, current	71,185	67,218
Total current liabilities	2,949,462	2,753,522
Long-term debt and finance lease liabilities	231,454	231,625
Operating lease liabilities, long-term	250,926	220,764
Other long-term obligations	357,740	344,405
Total liabilities	3,789,582	3,550,316
Equity:
Total EMCOR Group, Inc. stockholders’ equity	2,117,385	1,973,589
Noncontrolling interests	702	702
Total equity	2,118,087	1,974,291
Total liabilities and equity	$5,907,669	$5,524,607

EMCOR GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Six Months Ended June 30, 2023 and 2022
(In thousands) (Unaudited)

	2023	2022
Cash flows - operating activities:
Net income	$252,068	$174,050
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	25,393	23,106
Amortization of identifiable intangible assets	32,100	30,031
Non-cash share-based compensation expense	7,535	6,463
Other reconciling items	(3,685)	2,290
Changes in operating assets and liabilities, excluding the effect of businesses acquired	(98,479)	(254,791)
Net cash provided by (used in) operating activities	214,932	(18,851)
Cash flows - investing activities:
Payments for acquisitions of businesses, net of cash acquired	(22,384)	(26,614)
Proceeds from sale or disposal of property, plant and equipment	10,514	1,033
Purchases of property, plant and equipment	(36,564)	(27,747)
Net cash used in investing activities	(48,434)	(53,328)
Cash flows - financing activities:
Proceeds from revolving credit facility	100,000	100,000
Repayments of revolving credit facility	(100,000)	(100,000)
Repayments of finance lease liabilities	(1,477)	(1,889)
Dividends paid to stockholders	(15,714)	(13,619)
Repurchases of common stock	(105,299)	(454,317)
Taxes paid related to net share settlements of equity awards	(5,295)	(7,239)
Issuances of common stock under employee stock purchase plan	4,441	4,023
Payments for contingent consideration arrangements	(3,026)	(2,049)
Net cash used in financing activities	(126,370)	(475,090)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	5,856	(11,757)
Increase (decrease) in cash, cash equivalents, and restricted cash	45,984	(559,026)
Cash, cash equivalents, and restricted cash at beginning of year (1)	457,068	822,568
Cash, cash equivalents, and restricted cash at end of period (2)	$503,052	$263,542
_________
(1)Includes $0.6 million and $1.2 million of restricted cash classified as “Prepaid expenses and other” in the Consolidated Balance Sheets as of December 31, 2022 and 2021, respectively.
(2)Includes $1.2 million of restricted cash classified as “Prepaid expenses and other” in the Consolidated Balance Sheets as of June 30, 2022.

EMCOR GROUP, INC.
SEGMENT INFORMATION
(In thousands) (Unaudited)

	For the quarters ended June 30,
	2023	2022
Revenues from unrelated entities:
United States electrical construction and facilities services	$678,167	$564,112
United States mechanical construction and facilities services	1,194,113	1,057,649
United States building services	775,012	686,545
United States industrial services	292,283	284,534
Total United States operations	2,939,575	2,592,840
United Kingdom building services	106,047	114,548
Total operations	$3,045,622	$2,707,388

	For the six months ended June 30,
	2023	2022
Revenues from unrelated entities:
United States electrical construction and facilities services	$1,322,913	$1,086,142
United States mechanical construction and facilities services	2,272,671	2,050,293
United States building services	1,500,387	1,322,172
United States industrial services	623,166	595,285
Total United States operations	5,719,137	5,053,892
United Kingdom building services	216,917	246,045
Total operations	$5,936,054	$5,299,937

EMCOR GROUP, INC.
SEGMENT INFORMATION
(In thousands) (Unaudited)

	For the quarters ended June 30,
	2023	2022
Operating income (loss):
United States electrical construction and facilities services	$50,722	$35,095
United States mechanical construction and facilities services	119,847	76,612
United States building services	46,137	38,494
United States industrial services	7,887	6,458
Total United States operations	224,593	156,659
United Kingdom building services	5,927	6,415
Corporate administration	(33,853)	(25,430)
Total operations	196,667	137,644
Other items:
Net periodic pension (cost) income	(282)	1,094
Interest expense, net	(2,692)	(1,751)
Income before income taxes	$193,693	$136,987

	For the six months ended June 30,
	2023	2022
Operating income (loss):
United States electrical construction and facilities services	$91,238	$55,088
United States mechanical construction and facilities services	206,074	135,045
United States building services	83,787	62,657
United States industrial services	22,907	19,716
Total United States operations	404,006	272,506
United Kingdom building services	11,351	17,003
Corporate administration	(63,780)	(51,908)
Total operations	351,577	237,601
Other items:
Net periodic pension (cost) income	(556)	2,263
Interest expense, net	(4,524)	(3,040)
Income before income taxes	$346,497	$236,824

EMCOR GROUP, INC.
RECONCILIATION OF ORGANIC REVENUE GROWTH
(In thousands, except for percentages) (Unaudited)

The following table provides a reconciliation between organic revenue growth, a non-GAAP measure, and total revenue growth for the quarter and six months ended June 30, 2023.

	For the quarter ended June 30, 2023		For the six months ended June 30, 2023
	$	%	$	%
GAAP revenue growth	$338,234	12.5%	$636,117	12.0%
Incremental revenues from acquisitions	(40,618)	(1.5)%	(75,838)	(1.4)%
Organic revenue growth, a non-GAAP measure	$297,616	11.0%	$560,279	10.6%

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